Exhibit 99.5

ATLANTIC TELE-NETWORK, INC.

COMMNET WIRELESS, LLC

UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

On September 15, 2005, Atlantic Tele-Network, Inc. (“ATN” or the “Company”) completed the acquisition of and merger with Commnet Wireless, LLC (“Commnet”) pursuant to the Merger Agreement dated July 26, 2005 (the “Merger Agreement”). The Merger Agreement was previously described in a Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on July 29, 2005 and was filed as an exhibit thereto. In connection with the merger, Commnet is continuing as the surviving entity and owned 95% by ATN and 5% by Brian Schuchman, the Chief Executive Officer of Commnet. ATN paid approximately $59.6 million in consideration for Commnet including certain transaction expenses. ATN also assumed approximately $5.0 million of Commnet’s liabilities.

Also on September 15, 2005, ATN, as borrower, entered into a Credit Agreement (the “Credit Agreement”) dated as of September 15, 2005 with (a) CoBank, ACB as Administrative Agent, Lead Arranger, and a Lender, and (b) Banco Popular de Puerto Rico as a Lender. The Credit Agreement which was previously described in a Form 8-K on September 21, 2005 and filed as an exhibit thereto, provides for a $50 million non-amortizing term loan (the “Term Loan”) which accrues interest at 5.875% as well as a $20 million revolving credit facility (the “Revolver”) which accrues interest at rates as defined within the Credit Agreement. The Credit Agreement shall terminate, and all amounts outstanding thereunder shall be due and payable in full on, October 31, 2010.

To fund the acquisition of Commnet and to repay approximately $10 million in principal amount of outstanding debt at ATN under a previous loan facility, the Company borrowed $50 million under the Term Loan, drew $7 million from the Revolver Facility and used an additional $12.4 million of its own cash. As of September 30, 2005, the Company has also accrued for $0.2 million of transaction fees. The amounts drawn under the Revolver Facility bear interest at a blended rate of LIBOR plus a margin, or approximately 5.5%.

In connection with the Commnet merger agreement, the Company placed $7.4 million of the purchase price in escrow as of September 30, 2005. Of this amount $2.0 million was released to the selling unit holders in November 2005 after successfully meeting certain working capital requirements. The remaining $5.4 million will be released in full in September 2006 assuming no indemnification claims are presented by ATN.

The acquisition has been accounted for using the purchase method and, accordingly, the tangible and intangible assets acquired have been recorded at their estimated fair values as of September 15, 2005. The final allocation of the purchase price is pending completion of a third party valuation of the assets acquired. Depending on the outcome of that valuation, the preliminary purchase price allocation could change.

The unaudited combined condensed pro forma balance sheet as of June 30, 2005 is based on the individual balance sheets of ATN and Commnet and prepared as if the acquisition of Commnet had occurred on June 30, 2005. The unaudited combined condensed pro forma statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005, were prepared as if the acquisition of Commnet had occurred on January 1, 2004.

The unaudited pro forma adjustments are based upon available information and assumptions that ATN believes are reasonable. The unaudited pro forma combined condensed consolidated financial statements and related notes thereto should be read in conjunction with ATN’s historical consolidated financial statements as previously filed on ATN’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 31, 2005 and the Quarterly Report on Form 10-Q for the three months ended June 30, 2005, filed with the Commission on August 15, 2005. In addition, this unaudited combined condensed pro forma information should be read in conjunction with the historical condensed consolidated financial statements of Commnet included within this Amendment to Current Report on Form 8-K/A.

These unaudited combined condensed pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Commnet been consummated as of January 1, 2004 for the unaudited combined condensed pro forma statements of operations and as of June 30, 2005 for the unaudited combined condensed pro forma balance sheet. The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of ATN and Commnet.

ATLANTIC TELE-NETWORK, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED BALANCE SHEET

JUNE 30, 2005

(UNAUDITED)

(in thousands)

	ATN	COMMNET	PRO FORMA ADJUSTMENTS		ATN PRO FORMA COMBINED
CURRENT ASSETS:
Cash and cash equivalents	$40,100	5,028	(12,452	)(A)	32,676
Accounts receivable, net	11,146	4,589	—		15,735
Materials and supplies	5,909	—	—		5,909
Prepayments and other current assets	2,249	565	—		2,814

Total current assets	59,404	10,182	(12,452)		57,134

FIXED ASSETS:
Property, plant and equipment	169,541	19,809	(4,283	)(C)	185,067
Less: accumulated depreciation	(70,971)	(4,697)	4,697	(C)	(70,971)

Net fixed assets	98,570	15,112	414		114,096

LONG-TERM MARKETABLE SECURITIES	1,996	—	—		1,996

GOODWILL	—	—	23,171	(D)	23,171

LICENSES	—	2,256	8,655	(F)	10,911

INVESTMENT IN UNCONSOLIDATED ENTITIES	10,286	6,903	(3,527	)(G)	13,662

OTHER ASSETS	5,598	3,430	(353	)(G)	8,675

Total assets	$175,854	$37,883	$15,908		$229,645

CURRENT LIABILITIES:
Current portion of long-term debt	$735	1,550	(1,550	)(H)	735
Accounts payable and accrued liabilities	9,209	3,392	200	(A)	12,801
Dividends payable	1,403	—	—		1,403
Accrued taxes	10,427	—	—		10,427
Advance payments and deposits	3,219	—	—		3,219
Other current liabilities	1,876	—	1,500	(E)	3,376

Total current liabilities	26,869	4,942	150		31,961

DEFERRED GAIN	—	349	(349	)(O)	—

DEFERRED INCOME TAXES	5,142	—			5,142

LONG-TERM DEBT, excluding current portion	11,113	4,026	57,000	(A)	58,091
			(10,022	)(A)
			(4,026	)(H)

Total liabilities	43,124	9,317	42,753		95,194

MINORITY INTERESTS	21,568	789	932	(P)	23,289

REDEEMABLE PREFERRED UNITS	—	9,145	(9,145	)(I)	—

COMMITMENTS AND CONTINGENCIES (B)					—

STOCKHOLDERS' EQUITY:
Common units	—	13,528	(13,528	)(I)	—
Preferred stock	—	—	—		—
Common stock	52	—	—		52
Treasury stock, at cost	(3,565)	—	—		(3,565)
Additional paid-in capital	57,191	—	—		57,191
Deferred compensation	(223)	—	—		(223)
Retained earnings	57,707	5,104	(5,104	)(I)	57,707

Total stockholders' equity	111,162	18,632	(18,632)		111,162

Total liabilities and stockholders' equity	$175,854	$37,883	$15,908		$229,645

See accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

ATLANTIC TELE-NETWORK, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(UNAUDITED)

(in thousands, except per share data)

	ATN	COMMNET	PRO FORMA ADJUSTMENTS		ATN PRO FORMA COMBINED
REVENUES:
International Long Distance	$46,861	$—	$—		$46,861
Cellular and Local Exchange	33,257	13,657	—		46,914
Internet and Television	8,237	—	—		8,237
Other revenues	811	1,278	—		2,089

Total revenues	89,166	14,935	—		104,101

Termination and Access Fees	5,599	5,294	—		10,893
Internet and Programming	2,362	—	—		2,362
Engineering and Operations	12,944	1,661	—		14,605
Sales and Marketing	4,164	—	—		4,164
General and Administrative	14,025	2,014	—		16,039
Depreciation and Amortization	14,730	2,196	1,227	(L)	18,153
Other Operating Expenses	864	—	—		864

Operating Expenses	54,688	11,165	1,227		67,080

Operating Income	34,478	3,770	(1,227)		37,021

OTHER INCOME (EXPENSE):
Interest income	587	271	(360	)(K)	498
Interest expense	(281)	(390)	(2,698	)(J)	(3,369)
Other income/expense	(1,831)	100	—		(1,731)

Other income, net	(1,525)	(19)	(3,058)		(4,602)

INCOME BEFORE TAXES	32,953	3,751	(4,285)		32,419

INCOME TAXES	19,487	—	(474	)(M)	19,013

INCOME BEFORE MINORITY INTERESTS AND EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARIES	13,466	3,751	(3,811)		13,406

MINORITY INTERESTS	(3,914)	(768)	(228	)(N)	(4,910)

EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARIES	2,568	344	—		2,912

NET INCOME	$12,120	$3,327	$(4,039)		$11,408

Net income (loss) per common and potential common share:
Basic	$2.41				$2.27

Diluted	$2.41				$2.27

Shares used in per share calculations:
Basic	5,025				5,025

Diluted	5,025				5,025

See accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

ATLANTIC TELE-NETWORK, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2005

(UNAUDITED)

(in thousands, except per share data)

	ATN	COMMNET	PRO FORMA ADJUSTMENTS		ATN PRO FORMA COMBINED
REVENUES:
International Long Distance	$22,589	$—	$—		$22,589
Cellular and Local Exchange	18,459	10,754	—		29,213
Internet and Television	4,405	—	—		4,405
Other revenues	446	802	—		1,248

Total revenues	45,899	11,556	—		57,455

Termination and Access Fees	2,773	4,487	—		7,260
Internet and Programming	1,266	—	—		1,266
Engineering and Operations	8,063	1,141	—		9,204
Sales and Marketing	2,296	—	—		2,296
General and Administrative	6,975	1,277	—		8,252
Depreciation and Amortization	8,219	1,761	(49	)(L)	9,931
Other Operating Expenses	472	—	—		472

Operating Expenses	30,064	8,666	(49)		38,681

Operating Income	15,835	2,890	49		18,774

OTHER INCOME (EXPENSE):
Interest income	536	161	(180	)(K)	517
Interest expense	(334)	(256)	(1,349	)(J)	(1,939)
Gain on sale of investments	—	1,165	—		1,165
Other income/expense	740	24	—		764

Other income, net	942	1,094	(1,529)		507

INCOME BEFORE TAXES	16,777	3,984	(1,480)		19,281

INCOME TAXES	10,041	—	885	(M)	10,926

INCOME BEFORE MINORITY INTERESTS AND EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARIES	6,736	3,984	(2,365)		8,355

MINORITY INTERESTS	(1,846)	(385)	(192	)(N)	(2,423)

EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARIES	1,385	285	—		1,670

NET INCOME	$6,275	$3,884	$(2,557)		$7,602

Net income (loss) per common and potential common share:
Basic	$1.25				$1.52

Diluted	$1.25				$1.52

Shares used in per share calculations:
Basic	5,001				5,001

Diluted	5,003				5,003

See accompanying notes to the unaudited pro forma combined condensed consolidated financial statements.

NOTE 1- BASIS OF PRESENTATION

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 give effect to the acquisition of Commnet by ATN as if the acquisition had occurred on January 1, 2004. The unaudited pro forma combined condensed balance sheet as of June 30, 2005 gives effect to the above-mentioned acquisition as if it had occurred on June 30, 2005.

The unaudited combined condensed pro forma financial information has been prepared on the same basis as ATN’s audited financial statements. The acquisition was accounted for using the purchase method of accounting and, accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair value and consolidated into the net assets of ATN.

A summary of the preliminary purchase price allocation for the acquisition as if the purchase had occurred on June 30, 2005 is as follows (in thousands):

Total consideration:
Cash paid	$58,671
Transaction costs paid	759
Transaction costs accrued	200

Total purchase consideration	$59,630

Allocation of the purchase consideration:
Current assets	$10,182
Fixed assets	15,526
Licenses	10,911
Investments in unconsolidated entities	3,376
Note receivable	3,077
Goodwill	23,171

Total assets acquired	66,243

Accounts payable and accrued expenses	(3,392)
Commitment to purchase additional interest in Commnet—Florida	(1,500)
Minority interest	(1,721)

Fair value of liabilities assumed	(6,613)

$59,630

Based upon the purchase price allocation, the total purchase price exceeded the net assets acquired and liabilities assumed when adjusted to fair market value and resulted in goodwill in the pro forma combined condensed financial information of approximately $23.2 million. The licenses issued to Commnet by the Federal Communications Commission were valued at $10.9 million and were determined to have an indefinite useful life.

Investments in unconsolidated entities of $3.6 million represents Commnet’s 35.00% ownership of MoCelCo, LLC, a 36.63% ownership of Commnet of Florida, LLC and a 33.33% ownership in Tennessee Cellular Telephone Company, LLC which are accounted for using the equity method of accounting.

The note receivable of $3.2 million represents a promissory note from Commnet of Florida, LLC, and is secured by a first lien on all of the assets of Commnet of Florida, LLC. Per the Commnet merger agreement, the Company is required to purchase an additional 12.375% interest in Commnet of Florida, LLC for $1.5 million in July 2006.

Minority interests represent the minority shareholders’ interest in Commnet’s majority owned subsidiaries as well as a minority shareholder’s 5% interest in Commnet Wireless, LLC and Subsidiaries.

NOTE 2- PRO FORMA ADJUSTMENTS

Adjustments have been made to the unaudited pro forma combined financial information to reflect the following:

(A)	To record the borrowing of $57.0 million under ATN’s new credit facility and the use of $12.4 million of ATN’s cash on hand in order to acquire 95% of the equity of Commnet and to retire $10.0 million of existing ATN debt. Entry also reflects accrual of $0.2 million for transactions costs.

(B)	Cash in escrow of $7.4 million in accordance with the merger agreement between ATN and Commnet.

(C)	To record the fixed assets at the estimated fair value of $15.5 million and eliminate historical accumulated depreciation.

(D)	Record goodwill of $23.2 million for the excess of the purchase price over the preliminary fair values of the assets acquired less the liabilities assumed.

(E)	Reflects the commitment to acquire an additional 12.375% interest in Commnet Florida for $1.5 million in July 2006.

(F)	Record preliminary estimate of the fair value of the licenses issued to Commnet by the Federal Communications Commission, valued at $10.9 million, and determined to have an indefinite useful life.

(G)	Record Commnet’s investments in minority owned affiliates and a note receivable from a minority owned affiliate at appraised values of $3.4 million and $3.1 million, respectively.

(H)	To eliminate Commnet’s long term debt of $5.6 million (including the current portion of long term debt of $1.6 million) that was not assumed by ATN as a part of the merger.

(I)	The elimination of the historic stockholders’ equity of Commnet.

(J)	To record the effect on interest expense relating to the borrowings of $57.0 million under the Company’s new credit facility used to finance the acquisition of Commnet net of the reduction of interest expense relating to the retirement of $10.0 million of existing ATN debt.

(K)	To reduce interest income for the $12.4 million of cash on hand used to complete the acquisition of Commnet.

(L)	Record depreciation expense for the acquired fixed assets based on the estimate of fair values determined at the time of acquisition. Depreciation expense is calculated on a straight-line basis over the estimated useful lives of 12 to 72 months.

(M)	To record income taxes using ATN’s effective US corporate tax rate of 40% on Commnet’s pre-tax income and the net effect of the above pro forma adjustments in the Statements of Operations.

(N)	To record minority shareholder’s interest in Commnet’s earnings.

(O)	Elimination of historical Commnet deferred gain which has no value to ATN.

(P)	To record minority shareholder’s 5% interest in Commnet’s equity.